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Warburg Pincus Funds
Schedule 16 Calculations


Warburg Pincus Intermediate Maturity
For the One Year Ended October 31, 1995


          Total Return With Waivers:

                    ((11,232-10,000)/10,000) = 12.32%

          Total Return Without Waivers:

                    ((11,176-10,000)/10,000) = 11.76%


For the Five Years Ended October 31, 1995

          Total Return With Waivers:

  ((15,060/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.53%

          Total Return Without Waivers:

  ((14,810/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.17%


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* - The preceding expression is being raised to the power of 1/5.00274




Inception Thru October 31, 1995

          Total Return With Waivers:

    ((18,338/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.79%

          Total Return Without Waivers:

    ((17,467/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 8.06%


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* - The preceding expression is being raised to the power of 1/7.19726







30 Day SEC Yield at 10/31/95

     288-514.32-27,457.42
 2[( --------------------- +1)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW]-1]=5.66%
     5,458,531.142 x 10.26

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* - The preceding expression is being raised to the 6th power